Exhibit 5.1

Tel + 1.713.758.2222    Fax + 1.713.758.2346

May 19, 2022

Oasis Petroleum Inc.

1001 Fannin Street, Suite 1500

Houston, TX 77002

Ladies and Gentlemen:

We are acting as counsel to Oasis Petroleum Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-4 (File No. 333-264550) (as amended or supplemented, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance by the Company of up to the number of shares of common stock, par value $0.01 per share (“Common Stock”), registered under the Registration Statement, including (i) the shares of Common Stock issuable to stockholders of Whiting Petroleum Corporation, a Delaware corporation (“Whiting”), upon the consummation of the merger of equals business combination between the Company and Whiting (such shares, the “Merger Shares”) and (ii) the shares of Common Stock issuable upon exercise of the outstanding warrants of Whiting that will be assumed by the Company as described in the Registration Statement (such warrants, the “Warrants” and such shares, the “Warrant Shares,” and the Warrant Shares together with the Merger Shares, the “Shares”); in each case, pursuant to the Agreement and Plan of Merger, dated as of March 7, 2022 (as amended from time to time, the “Merger Agreement”), by and among the Company, Ohm Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company, New Ohm LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, and Whiting.

We are rendering the opinion hereinafter set forth as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act.

In rendering the opinion hereinafter set forth, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Amended and Restated Certificate of Incorporation; (ii) the Company’s Second Amended and Restated Bylaws; (iii) the resolutions dated as of March 6, 2022 adopted by the board of directors of the Company; (iv) the Merger Agreement; (v) the Warrant Agreement, dated as of September 1, 2020, by and between Whiting, Computershare Inc. and Computershare Trust Company, N.A., as warrant agent, relating to the Whiting Series A Warrants (the “Series A Warrant Agreement”); (vi) the Warrant Agreement, dated as of September 1, 2020, by and between Whiting, Computershare Inc. and Computershare Trust Company, N.A., as warrant agent, relating to the Whiting Series B Warrants (the “Series B Warrant Agreement”); (vii) the Registration Statement; and (viii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. As to any facts material to the opinion contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond Riyadh San Francisco Tokyo Washington	Texas Tower, 845 Texas Avenue, Suite 4700 Houston, TX 77002 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

Oasis Petroleum Inc. May 19, 2022 Page 2

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents we reviewed is true, correct and complete, (ii) all signatures on all documents we reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof and (v) all persons executing and delivering the documents we examined have the legal capacity and authority to execute and deliver such documents. In addition, we have assumed that (a) the Registration Statement will have become effective and (b) the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the proxy statement/prospectus included therein.

Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

1.    The Merger Shares, when and if issued and delivered by the Company in accordance with the Merger Agreement, will be validly issued, fully paid and nonassessable.

2.    The Warrant Shares, when and if issued and delivered by the Company upon the exercise of any Warrants and payment of consideration in accordance with the terms of the Series A Warrant Agreement or Series B Warrant Agreement, as applicable, and the Merger Agreement, will be validly issued, fully paid and nonassessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we do not express any opinion as to the laws of any other state or jurisdiction.

We hereby consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the related proxy statement/prospectus that forms a part of the Registration Statement. In giving these consents, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. We undertake no, and hereby expressly disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.

Sincerely,
/s/ Vinson & Elkins L.L.P.